ADMINISTRATIVE SERVICES AGREEMENT



    AGREEMENT made as of the 30th of September, 1995, by and between McGLADREY & PULLEN, INC., a limited liability partnership with its principal office at 501 Seventh Street, Rockford, Illinois 61104 ("Service Provider" or "Plan Agent"), and each of those registered investment companies listed on Schedule A hereto (the "Scudder Funds"; if a Scudder Fund offers two or more series of Shares at any time, each such series shall be deemed at such time to be a Scudder Fund, unless otherwise indicated herein).

    WHEREAS Service Provider, as Plan Agent, has been selected by certain employee benefit plans, profit-sharing plans and retirement plans, which include or propose to include as investment alternatives certain Scudder Funds, to provide certain administrative and recordkeeping services as agent for such plans; and

    WHEREAS the services to be provided by Service Provider hereunder will benefit the Scudder Funds by relieving them of the expense they would incur if such services were to be provided by Scudder Service Corporation or any other entity from time to time duly appointed and serving as transfer agent for any of the Scudder Funds ("Transfer Agent");

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


1.  TERMS OF APPOINTMENT; DUTIES OF THE PARTIES


    1.01. ADMINISTRATIVE SERVICES. Service Provider shall perform the administrative and recordkeeping services (the "Administrative Services") described in Schedule B hereto, as such Schedule B may be amended from time to time with the mutual consent of the parties hereto, with respect to shares of beneficial interest or common stock, as the case may be, of a Scudder Fund ("Shares") purchased, held or redeemed by a Plan. Service Provider shall perform the Administrative Services as an independent contractor and not as an employee or agent of any Scudder Fund or the Transfer Agent. Service Provider shall perform the Administrative Services in accordance with procedures established from time to time by agreement of Service Provider and the Transfer Agent (or other person designated from time to time by the applicable Scudder Fund), and subject to terms and conditions set forth in such Scudder Fund's current prospectus.

    1.02. EQUIPMENT. Service Provider shall maintain adequate offices, personnel and computer and other equipment to perform the services contemplated by this Agreement. Service Provider shall notify the Transfer Agent (or other person designated from time to time by the applicable Scudder Fund) promptly in the event that it becomes unable for any reason to perform the services contemplated by, or any other of its obligations under, this Agreement.

    1.03. INSURANCE. Service Provider shall maintain at all times general liability and other insurance coverage that is reasonable and customary in light of its duties hereunder. Notwithstanding any provision to the contrary herein, no provision of this Agreement shall relieve an insurer of any obligation to pay to any Scudder Fund, the Transfer Agent or any affiliate of the

Transfer Agent, Service Provider, or any other insured party any claim that would be a covered claim in the absence of any provision hereof.


    1.04. DISCLOSURE TO PLANS. Service Provider shall take all steps necessary to ensure that the arrangements provided for in this Agreement are properly disclosed to the Plans.

    1.05. REPRESENTATIONS REGARDING SHARES. Any representation made by Plan Agent regarding any Shares or Scudder Fund shall be in its capacity as Plan Agent and not in its capacity as Service Provider. Plan Agent shall make no representation in any capacity regarding any Shares or Scudder Fund except as set forth in such Scudder Fund's current prospectus or current sales literature furnished by such Scudder Fund or by the Transfer Agent.

    1.06. CONFIDENTIALITY OF INFORMATION. The parties hereto agree that all books, records, information and data pertaining to the business of any other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except as may be required by law. This provision shall survive the termination of this Agreement.

    1.07. REDUNDANCY. Service Provider shall maintain or provide for redundant facilities and shall maintain or provide for backup files of its records maintained hereunder and shall store such back-up files in a secure off-premises location, so that, in the event of a power failure or other interruption of whatever cause at the location of its records, Service Provider's records are maintained intact and transactions can be processed at another location.

    1.08. COMPLIANCE WITH LAW. Service Provider shall comply with all federal and state securities laws and regulations thereunder in connection with its responsibilities under this Agreement.

    1.09. NO IMPAIRMENT OF SCUDDER'S AUTHORITY. No provision of this Agreement shall limit in any way the authority of any Scudder Fund or of the distributor of any Scudder Fund to take such action as it deems appropriate in connection with matters relating to the operation of such Scudder Fund and the sale of its shares.

    1.10. AUTHORITY OF SERVICE PROVIDER. Service Provider acknowledges that it is not authorized by any Scudder Fund to register the transfer of any Scudder Fund's Shares or to transfer record ownership of any Scudder Fund's Shares, and that only the Transfer Agent is authorized to perform such activities.


2. COMPENSATION


    2.01. SERVICE PROVIDER'S EXPENSES. Service Provider shall bear all expenses arising out of the performance of the Administrative Services and of the performance of functions on behalf of the Plans as Plan Agent. Service Provider shall not receive from any Scudder Fund (or any affiliate thereof) any monetary compensation or reimbursement for such expenses.

    2.02. FUND EXPENSES. Each Scudder Fund shall bear all expenses of its own hereunder, including without limitation the cost of registration of its shares and the cost of preparing its prospectus, proxy materials, periodic reports to shareholders, and other materials prepared by such Scudder Fund, and shall not receive from Service Provider any monetary compensation or reimbursement for such expenses.

    2.03. ADMINISTRATIVE FEES. In consideration of Service Provider's performance of the Administrative Services, each Scudder Fund shall pay to Service Provider the fees (the "Administrative Fees") described in Schedule C hereto, as such Schedule C may be amended from time to time with the mutual consent of Service Provider and the applicable Scudder Fund.

    2.04. CALCULATION AND PAYMENT OF FEES. The Administrative Fees shall be due each calendar month from each Scudder Fund for which the Service Provider performs Administrative Services pursuant to this Agreement. Each Scudder Fund making a payment for such Administrative Fees for such calendar month shall make payment within thirty (30) days after the last day of such month. Service Provider shall have sixty (60) days following receipt of the payment to verify the amount of the payment and after such time the amount will be considered final.


3. REPRESENTATIONS AND WARRANTIES


    3.01 SERVICE PROVIDER'S REPRESENTATIONS. Service Provider represents and warrants to each Scudder Fund that:

         (a) It is a limited liability partnership duly organized and validly existing under the laws of the State of Illinois;

         (b) It has full power and authority under applicable law to carry on its business, and is registered or licensed as required, in each jurisdiction where it conducts its business;

         (c) It has full power and authority under applicable law, and has taken all actions necessary, to enter into and to perform this Agreement;

         (d) It maintains and knows of no reason why it cannot or will not during the term hereof maintain adequate offices, personnel and computer and other equipment to perform the services contemplated by this Agreement;

         (e) It will not be a "fiduciary" of any Plan as such term is defined in section 3 (21) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         (f) The receipt for the Administrative Fees by Service Provider will not constitute a "prohibited transaction" as such term is defined in section 406 of ERISA and section 4975 of the Code.

    3.02. FUND REPRESENTATIONS. Each Scudder Fund represents and warrants to Service Provider that:

         (a) It has full power and authority under applicable law, and has taken all actions necessary, to enter into and to perform this Agreement; and

         (b) It is duly registered as an investment company under the 1940 Act.


4. INDEMNIFICATION


    4.01. BY FUNDS. Each Scudder Fund shall indemnify and hold Service Provider and its directors, officers and employees harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

         (a) such Scudder Fund's refusal or failure to comply with the provisions of this Agreement, or

         (b) the lack of good faith, negligence or willful misconduct of such Scudder Fund, or

         (c) the breach of any representation or warranty of such Scudder Fund hereunder.

    4.02. BY SERVICE PROVIDER. Service Provider shall indemnify and hold each Scudder Fund, its affiliates, and their directors, trustees, officers and employees harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

         (a) Service Provider's refusal or failure to comply with the provisions of this Agreement or with instructions properly given hereunder (whether as a result of the acts or omissions of Service Provider or of its agents or subcontractors), whether it is performing functions on behalf of the Plans, as Plan Agent, or providing Administrative Services as Service Provider, or

         (b) Service Provider's performance of the Administrative Services, or

         (c) the lack of good faith, negligence or willful misconduct of Service Provider (or its agents or subcontractors), whether it is performing functions on behalf of the Plans, as Plan Agent, or providing Administrative Services as Service Provider, or

         (d) the breach of any representation or warranty of Service Provider hereunder.

    4.03. ACTS OF GOD. In the event that any party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to any other party for any damages resulting from such failure to perform or otherwise from such causes.

    4.04. NO CONSEQUENTIAL DAMAGES. No party to this Agreement shall be liable to any other party for consequential damages under any provision of this Agreement.

    4.05. CLAIM PROCEDURE. In order that the indemnification provisions contained herein shall apply, upon the assertion of a claim or loss for which any party (the "Indemnitor") may be required to indemnify another party (the "Indemnitee"), the Indemnitee shall promptly notify the Indemnitor of such assertion or loss, and shall keep the Indemnitor advised with respect to all developments concerning any such claim. The Indemnitor shall have the option to participate at its expense with the Indemnitee in the defense of any such claim. In the event that there is more than one Indemnitor with respect to any such claim, the Indemnitors shall agree as to their exercise of this option. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnitor may be required to indemnify it except with the Indemnitor's prior written consent. The obligations of the Scudder Funds and Service Provider under this Section 4 shall survive the termination of this Agreement.


5. ACKNOWLEDGEMENTS


    5.01. FEES SOLELY FOR ADMINISTRATIVE SERVICES. The parties hereto acknowledge that the Administrative Fees are for administrative and recordkeeping services only and do not constitute payment in any manner for investment advisory or distribution services. The parties acknowledge that Service Provider also is Plan Agent and as such has been providing and will continue to provide certain services to the Plans as agent of the Plans, which may involve, among other things, preparing informational or promotional materials that may refer to the Scudder Funds and responding to telephone inquires from Plan participants. The parties acknowledge that the provision of such services and any other actions of Plan Agent related to the Scudder Funds and not specifically authorized herein are outside the scope of this Agreement and will be taken in the capacity of Plan Agent.

    5.02. SERVICE PROVIDER ACTING AS PLAN AGENT. The parties acknowledge that Plan Agent has been selected as Plan Agent and as a provider of administrative and recordkeeping services by the Plans, and not by any Scudder Fund or the Transfer Agent, and that Service Provider will perform the Administrative Services hereunder as an independent contractor and not as an employee or agent of the Transfer Agent or any Scudder Fund. The parties acknowledge, further, that neither the Transfer Agent nor any Scudder Fund undertakes to supervise Service Provider in the performance of the Administrative Services; that neither the Transfer Agent nor any Scudder Fund shall be responsible for Service Provider's performance of the Administrative Services; that neither the Transfer Agent nor any Scudder Fund shall be responsible for the accuracy of the records maintained by Service Provider for the Plans; and that neither the Transfer Agent nor any Scudder Fund shall be responsible for Service Provider's performance of other functions for the Plans.

    5.03. LAWS APPLICABLE TO FUNDS. Service Provider acknowledges that each Scudder Fund, as a registered investment company under the 1940 Act, is subject to the provisions of the 1940 Act and regulations thereunder, and that the offer and sale of its shares are subject to the provisions of federal and state laws and regulations applicable to the offer and sale of securities. Each Scudder Fund acknowledges that Service Provider is not responsible for such Scudder Fund's compliance with such laws and regulations. If the Transfer Agent or any Scudder Fund advises Service Provider that a procedure of Service Provider related to the discharge of its obligations hereunder has or may have the effect of causing the Transfer Agent or any Scudder Fund to violate any of such laws or regulations, Service Provider shall develop a mutually agreeable alternative procedure which does not have such effect.


6. TERMINATION OF AGREEMENT


    6.01. BY WRITTEN NOTICE. This Agreement may be terminated by any party upon ninety (90) days written notice to each other party.

    6.02. BY FUND. This Agreement may be terminated by any Scudder Fund immediately upon notice to each other party in the event that (a) Service Provider becomes unable for any reason to perform the services contemplated by this Agreement, (b) the performance by Service Provider of the services contemplated by this Agreement becomes in that Scudder Fund's reasonable judgment unlawful or ceases to satisfy that Scudder Pund's reasonable standards and so becomes unacceptable to that Scudder Fund, (c) all the Scudder Funds cease to be investment alternatives under all the Plans, or (d) all the Scudder Funds decline to accept any additional purchase or redemption requests for Shares, the Securities and Exchange Commission issues any stop order suspending the effectiveness of the registration statements or prospectuses of all the Scudder Funds, or current prospectuses for all the Scudder Funds are not on file with the Securities and Exchange Commission as required by section 10 of the Securities Act of 1933, as amended. To the extent that any of the events enumerated above occurs with respect to one or more Scudder Funds, but not with respect to all the Scudder Funds, or that one or more Scudder Funds, but not all the Scudder Funds, terminates this Agreement, in lieu of termination of this Agreement Schedule A hereto shall be amended with notice to all parties to remove the affected Scudder Funds from such Schedule A. To the extent that any of the events enumerated above occurs with respect to one or more Plans, but not with respect to all the Plans, in lieu of termination of this Agreement Schedule B hereto shall be amended with notice to the all parties to remove the affected Plans from such Schedule B.

    6.03. BY SERVICE PROVIDER. This Agreement may be terminated by Service Provider immediately upon notice to the other parties in the event that all the Scudder Funds cease to be investment alternatives under the Plans.

    6.04. TERMINATION PROCEDURES. Upon termination of this Agreement, each party shall return to each other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations. This provision shall survive the termination of this Agreement.



7. ASSIGNMENT



    7.01. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by any party without the written consent of the other parties.

    7.02. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.


8. NOTICES


    Notices hereunder shall be in writing, shall be delivered personally, sent by certified mail (return receipt requested), or sent by facsimile machine in accordance with procedures established by agreement of the Transfer Agent (or other person designated from time to time by the applicable Scudder Fund) and Service Provider, and shall be addressed to a party either at its address below or at a changed address specified by it in a notice to the other parties hereto:


              Transfer Agent:    SCUDDER SERVICE CORPORATION
                                     Two International Place
                                     Boston, Massachusetts 02110
                                     Attention: Steven J. Towle

              Any Scudder Fund:  [NAME OF SCUDDER FUND]
                                     c/o Scudder Service Corporation
                                     Two International Place
                                     Boston, Massachusetts 02110
                                     Attention: Thomas F. McDonough

              Service Provider:  McGLADREY & PULLEN, INC.
                                     501 Seventh Street
                                     P.O. Box 4539
                                     Rockford, Illinois 61104
                                     Attention: Robert D. Huffington

9. AMENDMENT


    Except as otherwise provided herein, this Agreement may be amended or modified only by a written agreement executed by all the parties; provided that an amendment solely to add or remove any Scudder Fund as a party to this Agreement may be made, and shall be valid and binding, by the addition or removal of the relevant Fund's listing on Schedule A and its signature below without requiring the other parties' signatures and shall be effective as of the date of execution, unless any other party objects in writing within thirty
(30) days after receiving notice of such amendment.


10. MASSACHUSETTS LAW TO APPLY


    This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to conflicts of laws principles.


11. ENTIRE AGREEMENT


    This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written. Nothing contained in this Agreement is intended to convey rights to any third parties, such as Plans, Plan Trustees or Plan participants.


12. COUNTERPARTS


    This Agreement may be executed in one or more counterparts, each of which shall be an original document and all of which together shall be deemed one and the same instrument.


13. LIMITATION OF LIABILITY OF THE SCUDDER FUNDS, TRUSTEES AND SHAREHOLDERS


    It is understood and expressly stipulated that none of the trustees, officers, agents, or shareholders of any Scudder Fund shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with any Scudder Fund must look solely to the property of such Scudder Fund for the enforcement of any claims against such Scudder Fund as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of any Scudder Fund. No Scudder Fund shall be liable for the obligations or liabilities of any other Scudder Fund. No series of any Scudder Fund, if any, shall be liable for the obligations of any other series.

14. HEADINGS


    The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


McGLADREY & PULLEN, INC.              SCUDDER CASH INVESTMENT TRUST
                                      SCUDDER DEVELOPMENT FUND
                                      SCUDDER EQUITY TRUST, on behalf of
By: /s/ Robert D. Huffington              Scudder Capital Growth Fund
    ----------------------------          Scudder Value Fund
Name:   Robert D. Huffington          SCUDDER FUNDS TRUST, on behalf of
Title:  Principal                         Scudder Short Term Bond Fund
                                          Scudder Zero Coupon 2000 Fund
                                      SCUDDER GLOBAL FUND, INC., on behalf of
                                          Scudder Emerging Markets Income Fund
                                          Scudder Global Fund
                                          Scudder Global Small Company Fund
                                          Scudder International Bond Fund
                                          Scudder Short Term Global Income Fund
                                      SCUDDER GNMA FUND
                                      SCUDDER INTERNATIONAL FUND, on behalf of
                                          Scudder Greater Europe Growth Fund
                                          Scudder Pacific Opportunities Fund
                                          Scudder International Fund
                                      SCUDDER INVESTMENT TRUST, on behalf of
                                          Scudder Growth and Income Fund
                                          Scudder Quality Growth Fund
                                      SCUDDER MUTUAL FUNDS, INC., on behalf of
                                          Scudder Gold Fund
                                      SCUDDER PORTFOLIO TRUST, on behalf of
                                          Scudder Balanced Fund
                                          Scudder Income Fund
                                      SCUDDER U.S. TREASURY MONEY FUND



                                      By: /s/  Thomas F. McDonough
                                         -----------------------------
                                      Name:    Thomas F. McDonough
                                      Title:   Secretary

SCHEDULE A



                            LIST OF SCUDDER FUNDS


Money Market Funds                          Growth Funds
------------------                          -----------

Scudder Cash Investment Trust               Scudder Capital Growth Fund
Scudder U.S. Treasury Money Fund            Scudder Development Fund
                                            Scudder Global Fund
Income Funds                                Scudder Global Small Company Fund
------------                                Scudder Gold Fund
                                            Scudder Greater Europe Growth Fund*
Scudder Emerging Markets Income Fund        Scudder International Fund
Scudder GNMA Fund                           Scudder Pacific Opportunities Fund
Scudder Income Fund                         Scudder Quality Growth Fund
Scudder International Bond Fund             Scudder Value Fund
Scudder Short Term Bond Fund
Scudder Short Term Global Income Fund       Growth and Income Funds
Scudder Zero Coupon 2000 Fund               -----------------------

                                            Scudder Growth and Income Fund
                                            Scudder Balanced Fund




On behalf of the Funds
listed on Schedule A:



By: /s/  Thomas F. McDonough
    ---------------------------
         Thomas F. McDonough

Date:       9/30/95
     --------------------------










-------------------------------
* Service Provider will not receive Administrative Fees for providing Administrative Services until further notice.

SCHEDULE B


                       THE ADMINISTRATIVE SERVICES



    1. Maintain separate adequate records for each Plan reflecting Shares purchased and redeemed, including dates and prices for all transactions, and Share balances. To the extent required under the 1940 Act and rules thereunder, such records shall be preserved, maintained and made available in accordance with the provisions of such Act and such rules, and copies or, if required, originals shall be surrendered promptly to the Transfer Agent on and in accordance with its request. Records surrendered hereunder shall be in machine readable form, except to the extent that such records have been maintained only in paper form.

    2. Maintain records of, all proceeds of Share redemptions and distributions not reinvested in Shares.

    3. Prepare and deliver to the Plans periodic account statements showing for each Plan the total number of Shares held as of the statement closing date, purchases and redemptions of Shares during the statement period, and dividends and other distributions paid during the statement period (whether paid in case or reinvested in Shares), including dates and prices for all transactions.

    4. On behalf of and as instructed by each Plan, deliver to Plan participants (or deliver to the Plans for distribution to Plan participants) prospectuses, proxy materials, periodic reports to shareholders, and other materials provided by the Transfer Agent or the Scudder Funds.

    5.    Transmit confirmations of Orders to the Plans.

    6. Maintain daily and monthly purchase summaries (expressed in both Share and dollar amounts) for each Plan.

    7. Transmit to the Transfer Agent, or to any Scudder Fund designated by the Transfer Agent, such occasional and periodic reports as the Transfer Agent shall reasonably request from time to time to enable it or such Scudder Fund to comply with applicable laws and regulations.

SCHEDULE C

                         THE ADMINISTRATIVE FEES



    The Scudder Funds will pay the Service Provider a monthly fee at an annualized rate of .15 of 1% (15 basis points) with respect to the Scudder Funds listed on Schedule A, of the average daily account balance during the month for each account registered with Transfer Agent for which Service Provider performs Administrative Services. If Service Provider begins or ceases performing Administrative Services during the month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.